Exhibit (10.1)

SECOND AMENDMENT

TO THE

EASTMAN KODAK COMPANY

2013 OMNIBUS INCENTIVE PLAN

(As Amended and Restated Effective May 20, 2020)

The Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended and restated effective May 20, 2020 (the “Plan”), is hereby amended as follows, effective May 15, 2024:

1.	Section 5.1 of the Plan is hereby amended to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan from 13,000,000 Shares to 20,000,000 Shares.

2.	Section 16.8 of the Plan is hereby amended and restated in its entirety to provide as follows:

“16.8         Clawback/Recoupment. Awards (and any Shares or other amounts payable or paid under the Plan) are subject to reduction, cancellation, repayment, forfeiture or recoupment in accordance with any clawback policy adopted by the Company, including, but not limited to, the Eastman Kodak Company Compensation Recoupment (Clawback) Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion, and any clawback requirements imposed under applicable laws, rules and regulations, including Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC thereunder (including Rule 10D-1 under the Exchange Act) and any applicable rules or standards adopted by the New York Stock Exchange pursuant to Rule 10D-1 under the Exchange Act (including Section 303A.14 of the NYSE Listed Company Manual).”

3.	Section 16.19 of the Plan is hereby amended and restated in its entirety to provide as follows:

“16.19         Effective Date. The Plan originally became effective as of September 3, 2013; was amended to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan effective May 22, 2018; was amended to increase the limit on the number of Options or Stock Appreciation Rights that may be granted to an Employee in any calendar year under the Plan effective February 20, 2019; was amended and restated to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan and to make certain other changes effective May 20, 2020; was amended to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan and to change the method of counting Shares granted under the Plan effective May 19, 2021; and was amended to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan effective May 15, 2024 (the “Effective Date”).”

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